SMFStreicher Mobile Fueling, Inc.
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309

NEWS RELEASE

Contact:	Richard E. Gathright Chairman and Chief Executive Officer 954-308-4200	Peter Seltzberg Cameron Associates, Inc. 212-245-8800

STREICHER ANNOUNCES MAJOR EXPANSION INTO LUBRICANT AND CHEMICAL DISTRIBUTION WITH AGREEMENT TO ACQUIRE
H&W PETROLEUM AND HARKRIDER DISTRIBUTING

COMPLETES $3.0 MILLION NOTE FINANCING

Ft. Lauderdale, FL,   September 8, 2005 - STREICHER MOBILE FUELING, INC. (NASDAQ: FUEL and FUELW) (the “Company”), a leading provider of integrated out-sourced energy and transportation logistics to the trucking, construction, energy, chemical and government service industries today announced that it has agreed to acquire H&W Petroleum Co., Inc. (“H&W”), a Houston-based marketer and distributor of lubricants, fuels and petroleum products, with additional operating locations in Lufkin, Freeport, Waco, Waxahachie and Longview, Texas. The Company also announced that H&W has agreed to purchase, immediately prior to its acquisition by the Company, the operating assets of Harkrider Distributing Co. Inc. (“Harkrider”), a Houston-based business engaged in the marketing and distribution of dry cleaning solvents, chemicals and petroleum products.

The Company will acquire all of H&W’s capital stock and substantially all of the assets and related business of Harkrider previously acquired by H&W for a purchase price of approximately $6.3 million based on a multiple of 4.5 times a projected annualized EBITDA (earnings before interest, taxes, depreciation and amortization - a non-GAAP financial measure) of approximately $1.4 million. The purchase price will be paid by a combination of cash, the assumption of specified liabilities and the issuance of two year 10% promissory notes, which are subject to an earn out provision based on the performance of the combined H&W and Harkrider business after the acquisition. The price paid for H&W may also be adjusted by working capital and other closing adjustments, including the effect of H&W’s purchase of a limited amount of Harkrider inventory. The closing of the transaction is anticipated to occur in September 2005.

Founded in 1974, H&W is a major petroleum lubricant distributor in the United States, delivering nearly 5 million gallons of lubricants to its customers during its fiscal year ended June 30, 2005, in addition to almost 18 million gallons of fuel. Having been a leading distributor of petroleum lubricants for Exxon Corporation and Exxon/Mobil Corporation for over 31 years, H&W has recently become one of the largest distributors of the Texaco line of lubricants and speciality oils for ChevronTexaco USA.

Revenues for H&W during fiscal 2005 were over $51 million. H&W provides lubricants and fueling services to over 3,800 customers, with its primary emphasis on those companies requiring large volumes of specialty industrial oils, motor and gear lubricants and greases subject to rigid technical and performance specifications.

Harkrider has distributed solvents and specialty petroleum products to dry cleaners and industrial customers in the Houston, Beaumont and San Antonio areas since 1946. Today, it is one of the largest dry cleaning solvents distributors in those Texas markets with annualized revenues of $2.6 million and over 800 customers.

Together, H&W and Harkrider will provide the Company with a combined fleet of 52 specialized lubricant, fuel and chemical delivery “bobtail” trucks; oil and lubricant flatbed and box trucks; tanker transports; and related support equipment, including approximately 200 storage tanks with over 1,200,000 gallons of capacity. The two companies currently employ a total of 75 individuals at their operating locations.

The Company plans to operate H&W as a wholly-owned subsidiary under the H&W Petroleum name, with the former Harkrider business continuing as Harkrider Distributing. The Company also intends to combine and integrate its existing Texas operations with those of H&W subsequent to the completion of the acquisition.

The Company also announced that on September 1, 2005, it closed a $3.0 million private debt placement with institutional and other accredited investors to fund the acquisition, develop its operations and for other general working capital purposes. The Company issued $3.0 million in 10% five-year Senior Secured Notes that require six semi-annual payments commencing August 31, 2007 and a 40% balloon payment on August 31, 2010. In connection with the financing, the Company also issued four year Warrants to purchase a total of 360,000 shares of the Company’s common stock at an exercise price of $2.28 per share, including customary redemption and registration rights. Philadelphia Brokerage Corporation acted as placement agent for the financing.

Richard E. Gathright, Chairman and CEO commented, “The acquisition of H&W represents a decisive step in the execution of the Company’s business plan to expand and diversify its services, product lines and markets, along with becoming a major force in the distribution of lubricants. In addition, we believe that the Harkrider chemical and solvents business, while relatively small, has excellent growth potential. We also believe that H&W’s established leadership position in the lubricants market will provide a solid platform for our future growth in both volume of product delivered and services provided, strengthening our earnings and cash flow. H&W’s strong relationships with major suppliers of high quality, dependable lubricants products; its long-standing reputation for superior service to a broad spectrum of customers who expect reliable quality performance; and its recognized role as a leader in the lubricants distribution industry makes this acquisition a particularly good fit with the Company’s objective of diversification within a broadly defined energy/logistics business sector.”

“The H&W acquisition neatly complements our recent purchase of Shank Services in February 2005. Strong benefits are expected from the combined group as the operations of the Company and H&W are integrated and a combined aggressive marketing and sales effort reaches both existing customers and new market opportunities.”

“H&W has a seasoned management team lead by E. W. “Wayne” Wetzel, a 30-year veteran of the petroleum industry. A nationally recognized leader in the lubricants field serving on numerous organization boards and councils, Wayne will join the Company’s senior management team under a long term arrangement as the President and Chief Operating Officer of H&W and Senior Vice President of Lubricants. His experience in directing all phases of H&W’s business, his numerous close relationships with customers, suppliers and vendors and his ability to develop and implement effective marketing and sales strategies will be invaluable to the Company in the years ahead as it continues to build its lubricants distribution program throughout the United States.”

Gathright concluded, “The favorable terms of the financing, including the two-year moratorium on principal payments, will give the Company flexibility in leveraging its cash flows for future expansion and the orderly disposition of its long-term debt.”

About Streicher Mobile Fueling, Inc.
The Company provides commercial mobile and bulk fueling, lubricant and fuel management services for vehicle and equipment fleets, as well as short and long distance specialized heavy and ultra-heavy hauling transportation and fueling services. Its energy solutions and fueling alternatives which include the use of the Company’s proprietary electronic fuel tracking system assist fleet managers in containing the cost of operating their equipment, and alleviate security and environmental concerns associated with off-site refueling and on-site storage. The Company conducts operations from 20 locations serving metropolitan markets in California, Florida, Georgia, Maryland, North Carolina, Pennsylvania, Tennessee, Texas, Virginia and Washington, D.C. More information on the Company is available at www.mobilefueling.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future performance of the acquired businesses, the planned diversification or expansion plans of the Company, the anticipated cost savings or operating efficiencies from integration of the acquired businesses and the potential for further growth of the Company, by acquisition or otherwise, are all “forward looking statements” which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including those cited in the “Certain Factors Affecting Future Operating Results” section of the Company’s Form 10-K for the year ended June 30, 2004.